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                                                                    EXHIBIT 10.1

                   FIRST AMENDMENT TO THE TERM LOAN AGREEMENT



THIS FIRST AMENDMENT ("Amendment") dated as of October 1, 2001 by and between KeyBank National Association ("Lender") and Hardinge, Inc. ("Borrower") to the $24,000,000 Term Loan Agreement executed March 20, 2001.

WHEREAS, certain changes are to be made to the Term Loan Agreement including certain modifications to SECTION VI: NEGATIVE COVENANTS contained therein.


THEREFORE, the parties hereby acknowledge and agree to the following:

1.       6.01. FINANCIAL COVENANTS has been amended as follows:

During the term hereof, the Borrower on a consolidated basis shall not:

(a) PERMIT THE RATIO OF (i) TOTAL FUNDED DEBT TO THE EBITDA OF THE BORROWER, CALCULATED AT THE SAME POINT IN TIME, TO BE GREATER THAN 3.25 TO 1.00 AT ANY TIME THROUGH AND INCLUDING MARCH 31, 2002, AND (ii) TOTAL FUNDED DEBT TO THE EBITDA OF THE BORROWER, CALCULATED AT THE SAME POINT IN TIME, TO BE GREATER THAN 3.00 TO 1.00 BY JUNE 30, 2002 AND SEPTEMBER 30, 2002, AND (iii) TOTAL FUNDED DEBT TO THE EBITDA OF THE BORROWER, CALCULATED A THE SAME POINT IN TIME, TO BE GREATER THAN 2.75 TO 1.00 BY DECEMBER 31, 2002, AND 2.50 TO 1.00 AT THE END OF EACH FISCAL QUARTER THEREAFTER, MEASURED QUARTERLY AS OF THE PERIOD OF THE FOUR MOST RECENTLY COMPLETED FISCAL QUARTERS OF THE BORROWER. THIS COVENANT SHALL EXCLUDE THE $39,000,000 PRE-TAX NON-RECURRING CHARGE TAKEN IN THE THIRD QUARTER OF FISCAL YEAR 2001.


(b) PERMIT THE FIXED CHARGE COVERAGE RATIO OF THE BORROWER (i) TO BE LESS THANK 1.75 TO 1.00 BY SEPTEMBER 30, 2001, AND (ii) TO BE LESS THAN 1.50 TO 1.00 BY DECEMBER 31, 2001, AND (iii) TO BE LESS THAN 1.25 TO 1.00 BY MARCH 31, 2002, JUNE 30, 2002, AND SEPTEMBER 30, 2002, AND (iv) TO BE LESS THAN 1.50 TO 1.00 BY DECEMBER 31, 2002 AND AT THE END OF EACH FISCAL QUARTER THEREAFTER, MEASURED QUARTERLY AS OF THE PERIOD OF THE FOUR THEN MOST RECENTLY COMPLETED FISCAL QUARTERS OF THE BORROWER. THIS COVENANT SHALL EXCLUDE THE $39,000,000 PRE-TAX NON-RECURRING CHARGE TAKEN IN THE THIRD QUARTER OF FISCAL YEAR 2001.

2. 6.08. CONSOLIDATIONS, MERGERS, ACQUISITIONS AND SALES OF ASSETS, as follows, has been waived until the fiscal quarter ending September 30, 2002.

(d) the Borrower of any Subsidiary may sell, lease or otherwise dispose of any of its assets (other than as permitted by clauses (a) to (c) inclusive), PROVIDED that the aggregate net book value of all assets of the Borrower and its Subsidiaries sold, leased or otherwise disposed of during any fiscal year of the Borrower pursuant to this clause (d) shall not exceed 5% of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of the preceding fiscal year.


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         All sales, leases or dispositions of assets pursuant to clause (b),
(c), or (d) shall be at fair market value.


This Amendment is entered into pursuant to and in accordance with Section 9.03 of the Term Loan Agreement. Except as expressly amended herein, the Term Loan Agreement and other loan documents to which the Borrower is a party is hereby restated, ratified and confirmed and shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Term Loan Agreement to be duly executed and delivered.


HARDINGE, INC.


By:  /s/ THOMAS T. CONNELLY
     ------------------------------
     Thomas T. Connelly
     Its: Treasurer




KEYBANK NATIONAL ASSOCIATION


By:  /s/ ALBERT G. WHITE, III
     ------------------------------
     Albert G. White, III
     Senior Vice President